                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

                          THE SECURITIES ACT OF 1934


DATE OF REPORT ( DATE OF EARLIEST EVENT REPORTED)     MARCH 29, 1996


                               EMCOR GROUP, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    DELAWARE                           0-2315                    11-2125338
 ................................................................................
(State or other jurisdiction        (Commission              (I.R.S. Employer
 of incorporation)                   File Number)            Identification No.)


              101 MERRITT SEVEN CORPORATE PARK, NORWALK, CT 06851

            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (203) 849-7800


                                      N/A

 ................................................................................

             (FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5:  OTHER EVENTS

Without acknowledging it is of importance to security holders, the following financial statements of Dyn Specialty Contracting, Inc. ("Dyn") and its subsidiaries are provided for informational purposes only (Dyn is a wholly owned subsidiary of EMCOR Group, Inc.).

               DYN SPECIALTY CONTRACTING, INC. AND SUBSIDIARIES


                       CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1995


                        TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholder of
Dyn Specialty Contracting, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of Dyn Specialty Contracting, Inc. (a Virginia corporation and a wholly owned subsidiary of EMCOR Group, Inc.) and subsidiaries (the "Company") as of December 31, 1995, and the related consolidated statements of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dyn Specialty Contracting, Inc. and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



Arthur Andersen LLP
Washington, D.C.,
February 28, 1996

                DYN SPECIALTY CONTRACTING, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1995
                                (IN THOUSANDS)

ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                     $ 17,031
   Accounts receivable, less allowance
    for doubtful accounts of $1,229                76,047
   Costs and estimated earnings in
    excess of billings on uncompleted
    contracts                                      15,542
   Inventories                                        703
   Prepaid expenses and other                         134
                                                 --------
        Total current assets                      109,457

PROPERTY, PLANT, AND EQUIPMENT, Net                 2,645

OTHER ASSETS                                        3,766
                                                 --------
TOTAL ASSETS                                     $115,868
                                                 ========
LIABILITIES AND STOCKHOLDER'S EQUITY
 CURRENT LIABILITIES:
  Current maturities of long-term
   debt and capital lease
   obligations                                   $  1,054
  Accounts payable                                 28,924
  Billings in excess of costs and
   estimated earnings on uncompleted
   contracts                                       30,875
  Accrued payroll and benefits                     10,303
  Other accrued expenses and liabilities            3,659
                                                 --------
      Total current liabilities                    74,815

LONG-TERM DEBT                                          1

OTHER LONG-TERM OBLIGATIONS                           230

DUE TO PARENT COMPANY, NET                          9,146

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock, $1 par value - 100
   shares authorized, issued, and
   outstanding                                          1
  Capital surplus                                  16,852
  Retained earnings                                14,823
                                                 --------
        Total stockholder's equity                 31,676
                                                 --------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY       $115,868
                                                 ========


THE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL
                            PART OF THIS STATEMENT.

               DYN SPECIALTY CONTRACTING, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)


CONSTRUCTION REVENUES                     $303,101

COSTS AND EXPENSES:
   Cost of construction                    274,043
   Selling, general and
    administrative                          26,840
                                        ----------
OPERATING INCOME                             2,218

OTHER EXPENSES (INCOME):
   Interest Expense                            648
   Interest Income                            (489)
   Management fee - related
    party                                    2,870
                                        ----------
LOSS BEFORE INCOME TAXES                      (811)

PROVISION FOR INCOME TAXES                       -
                                        ----------
NET LOSS                                  $   (811)
                                        ==========

THE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL
                            PART OF THIS STATEMENT.

               DYN SPECIALTY CONTRACTING, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)



                                          COMMON     CAPITAL       RETAINED
                                          STOCK      SURPLUS       EARNINGS           TOTAL
                                          ------     -------     -----------          -----
            BALANCE, January 1, 1995      $    1     $16,852     $ 15,634          $  $32,487
               Net loss                        -           -         (811)               (811)
                                          ------     -------     --------          ----------
            BALANCE, December 31, 1995    $    1     $16,852     $ 14,823          $  $31,676
                                          ======     =======     ========          ==========

THE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL
                            PART OF THIS STATEMENT.

                DYN SPECIALTY CONTRACTING, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                        $  (811)
 Adjustments to reconcile net loss to
 net cash provided by operating
 activities:
  Depreciation and amortization                    1,322
  Gain on disposals of property, plant,
   and equipment                                     (46)
 Changes in operating assets and
 liabilities:
  Accounts receivable, net                         8,281
  Costs and estimated earnings in
   excess of billings on uncompleted
   contracts                                        (311)
  Inventories                                         84
  Prepaid expenses and other                         497
  Accounts payable                                   341
  Due to parent company, net                       1,810
  Billings in excess of costs and
   estimated earnings on uncompleted
   contracts                                         988
  Accrued payroll and benefits                       638
  Other accrued expenses and
   liabilities                                    (2,500)
  Other Long-term obligations                     (3,572)
                                                 -------
        Net Cash Provided by Operating
         Activities                                6,721
                                                 -------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sales of property,
    plant, and equipment                              92
   Purchases of property, plant, and
    equipment                                       (737)
                                                 -------
        Net Cash Used in Investing Activities       (645)
                                                 -------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayments of working capital credit line      (5,000)
   Repayments of long-term liabilities
    and capital lease obligations                   (106)
                                                 -------
        Net Cash Used in Financing
         Activities                               (5,106)
                                                 -------
INCREASE IN CASH AND CASH EQUIVALENTS                970
CASH AND CASH EQUIVALENTS, Beginning of Year      16,061
                                                 -------
CASH AND CASH EQUIVALENTS, End of Year           $17,031
                                                 =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION-Cash paid for interest              $   653
                                                 =======

THE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL
                            PART OF THIS STATEMENT.

               DYN SPECIALTY CONTRACTING, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND PRINCIPLES OF CONSOLIDATION

Dyn Specialty Contracting, Inc. (the "Company") is a wholly owned subsidiary of EMCOR Group, Inc. ("EMCOR").

The Company specializes in the design, distribution, integration, installation, and maintenance of complex electrical systems. Services are provided to a broad range of commercial, industrial, and institutional customers throughout the United States.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The Company's subsidiaries consist of the following legal entities: Dynalectric Company; Dynalectric Company of Nevada; Contra Costa Electric, Inc. ("Contra Costa"); B&B Contracting and Supply Company ("B&B"); and KDC Inc. (formerly named JWP Systems/Kirkwood Electric Co., Inc. ("Kirkwood")). Significant intercompany accounts and transactions have been eliminated.

PRINCIPLES OF PREPARATION

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

Revenues on long-term contracts are recognized on the percentage-of-completion method. Percentage-of-completion is measured principally by the percentage of labor costs incurred and accrued to date for each contract to the estimated total labor costs at completion for such contract, while percentage-of-completion on other contracts is measured by the percentage of costs incurred and accrued to date for each contract to the estimated total cost for each contract at completion.

Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. In forecasting ultimate profitability on certain contracts, estimated recoveries are included for work performed under customer change orders to contracts for which firm prices have not yet been negotiated. Due to uncertainties inherent in the estimation process, it is reasonably possible that completion costs, including those arising from contract penalty provisions and final contract settlements, will be revised in the near-term. Such revision to costs and income are recognized in the period in which the revisions are determined.

COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs and estimated earnings in excess of billings on uncompleted contracts arise when revenues have been recorded but the amounts cannot be billed under the terms of the contracts. Such amounts are recoverable from customers upon various measures of performance, including achievement of certain milestones or completion of the contract.

Also included in costs and estimated earnings on uncompleted contracts are amounts the Company seeks or will seek to collect from customers or others for errors or changes in contract specifications or design, contract change orders in dispute or unapproved as to both scope and price, or other customer-related causes of unanticipated additional contract costs (pending change orders and claims). These amounts are recorded at their estimated net realizable value when realization is probable and can be reasonably estimated. No profit is recognized on the construction costs incurred in connection with these amounts. Pending change orders involve the use of estimates and it is reasonably possible that revisions to the estimated recoverable amounts of recorded pending change orders may be made in the near-term. Claims made by the Company involve negotiation and, in certain cases, litigation. The Company expenses such costs as incurred, although it may seek to recover these costs as part of the claim. The Company believes that it has established legal bases for pursuing recovery of recorded claims and it is management's intention to pursue and litigate these claims, if necessary, until a decision or settlement is reached. Claims also involve the use of estimates and it is reasonably possible that revisions to the estimated recoverable amounts of recorded claims may be made in the near-term. Claims against the Company are recognized when a loss is considered probable and amounts are reasonably determinable.

Costs and estimated earnings on uncompleted contracts and related amounts billed at December 31, 1995 are as follows (in thousands):

Costs incurred on uncompleted contracts    $610,048
Estimated earnings                           30,607
                                           --------
                                            640,655
Less billings to date                       655,988
                                           --------
                                           $(15,333)
                                           ========

Such amounts are included in the accompanying consolidated balance sheet at December 31, 1995 under the following captions (in thousands):

            Costs and estimated
             earnings in excess of        $ 15,542
             billings on uncompleted
             contracts

            Billings in excess of costs
             and estimated earnings on
             uncompleted contracts         (30,875)
                                          --------
                                          $(15,333)
                                          ========

Included in accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts are pending change orders and claims in the process of negotiation which aggregate approximately $22.4 million at December 31, 1995. Also included in accounts receivable are billed receivables and retainage of approximately $2.6 million related to contracts involving claims at December 31,1995. Such amounts generally will not be paid by the customer to SFAS 107 the Company until final resolution of the related claims.

CLASSIFICATION OF CONTRACT AMOUNTS

In accordance with industry practice, the Company classifies as current all assets and liabilities related to the performance of long-term contracts. The contracting cycle for certain long-term contracts may extend beyond one year and, accordingly, collection or payment of amounts related to these contracts may extend beyond one year. Accounts receivable at December 31, 1995 includes $15.8 million of retainage billed under terms of the contracts. The Company estimates that approximately 64% of the retainage recorded at December 31, 1995 will be collected during 1996.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments" ("SFAS 107"), requires disclosure of the year-end value of significant financial instruments, as defined in SFAS 107. At December 31, 1995, all financial instruments, as defined in SFAS 107, have fair values that approximate their carrying amounts.

INVENTORIES

Inventories, which consist primarily of construction materials, are stated at a lower of cost or market. Cost is determined principally by using average costs.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment is stated at cost. Depreciation is recorded using accelerated and straight-line methods over estimated useful lives ranging from 5 to 31.5 years.


STATEMENT OF CASH FLOWS

For purposes of the consolidated statement of cash flows, the Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

2. CASH AND CASH EQUIVALENTS

Cash and cash equivalents at December 31, 1995 consists of the following (in thousands):

Demand deposits                        $ 2,921
Overnight investments                   14,110
                                       -------
                                       $17,031
                                       =======


3. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment at December 31, 1995 consists of the following (in thousands):

Machinery and equipment               $  9,972
Furniture and fixtures                   5,783
Land, buildings, and leasehold
 improvements                            1,711
                                      --------
                                        17,466
Accumulated depreciation and
 amortization                          (14,821)
                                      --------
                                      $  2,645
                                      ========
4.  DEBT

CREDIT AGREEMENT

On December 14, 1994, EMCOR and the Company entered into a credit agreement with a group of lenders. The credit agreement provides the Company with a secured revolving loan facility in the maximum aggregate principal amount of $10.0 million. Borrowings under the agreement bear interest at the rate of 15%. The agreement requires quarterly commitment fee payments of $100,000. The agreement terminates on June 14, 1996. There were no borrowings outstanding under the agreement at December 31, 1995.

Borrowings under the agreement were secured by a lien upon and security interest in all assets of the Company including a pledge of all of the stock of the Company's subsidiaries, a pledge of all of EMCOR's stock of the Company, a security interest in the contractual right to certain of the Company's bank accounts, and a lien upon and security interest in certain assets of EMCOR and its other subsidiaries. The agreement requires the Company to follow certain procedures with regard to deposits to and transfers from its various bank accounts. The agreement contains certain compliance covenants, the most restrictive of which require the Company to maintain minimum levels of backlog during the term of the agreement and limit aggregate losses from operations of the Company.

Emcor and the Company are actively seeking to replace or extend their existing credit facility.

LONG-TERM DEBT

In connection with the purchase of certain assets by a subsidiary in 1988, the Company assumed a loan payable to a bank. The loan was evidenced by a Recapture Note (the "Note") in the amount of $988,112 payable to the bank. The Note was non-interest bearing. The Note is due in annual installments, beginning in 1988, based upon the annual pre-tax earnings of the subsidiary. The Note expires and the final payment, if any, is due on March 31, 1996. The Company has not repaid any amounts outstanding on the Note. The total amount of the
Note is shown within current maturities of long-term debt and capital lease obligations as of December 31, 1995 in the accompanying consolidated balance sheet.

5. INCOME TAXES

EMCOR and its domestic subsidiaries, including the Company, file a consolidated Federal income tax return. The provision for income taxes in the accompanying consolidated statement of operations includes Federal and state income taxes that have been calculated by the Company as if it were a separate taxpayer. Deferred income taxes are provided for differences in reporting income and expenses for financial statement and tax purposes arising from differences in the methods of accounting for construction contracts, depreciation, and certain accruals and reserves. Construction contracts are reported for tax purposes on the percentage-of-completion-total-cost method, and for financial statement purposes primarily on the percentage-of-completion-total labor-cost method. Accelerated depreciation is used primarily for tax reporting, and a combination of accelerated and straight-line depreciation is used for financial statement reporting. Certain accruals and reserves are deductible for tax purposes when the related amounts are paid, but are deductible for financial statement purposes when the expense is incurred. The Company has not recorded a tax benefit for the value of its net operating loss carryforward, as it is more likely than not that some or all of the deferred tax asset will not be realized. Tax-related balances are included as a component of due to parent company, net in the accompanying consolidated balance sheet.

6. RELATED PARTY TRANSACTIONS

Amounts due to EMCOR as of December 31, 1995 are $9.1 million.

The Company's principal insurance coverage is provided under plans administered by EMCOR (see Note 8). Additionally, EMCOR charges the Company a management fee, and an allocation for income taxes (see Note 5). The balance due to EMCOR primarily represents the cumulative unpaid amount of charges for insurance, interest (previously charged), management fee, and income taxes.

Total revenues from related parties (affiliates of EMCOR) were approximately $23,000 in 1995.

7. RETIREMENT PLANS

The company participates in EMCOR's defined contribution retirement plans that cover substantially all of the Company's non-union eligible employees. Contributions to these plans are based on a percentage of the employees' base compensation. The expense recognized in 1995 for the defined contribution plans was $844,000.

The Company contributes to various union pension funds based upon wages paid to union employees. Such contributions were approximately $10.7 million in 1995.

8. INSURANCE

The Company's workers' compensation, automobile and general liability insurance is provided under plans administered by EMCOR. The insurance liability is determined actuarially based on claims filed and an estimate of claims incurred but not yet reported. EMCOR charges the total insurance liability to its various affiliates, including the Company, based upon experience data for each of the affiliates. The Company has recorded $2.1 million of insurance liabilities, classified as other accrued expenses and liabilities in the accompanying consolidated balance sheet, as of December 31, 1995. These insurance liabilities represent the difference between amounts charged by EMCOR, which are initially based upon factors using estimated levels of business volume and historical claims loss experience data, and amounts expensed by the Company based upon actual levels of business volume and current claims loss experience data.

In 1994, the Company was required to make cash collateral deposits to an insurance carrier to secure a portion of their insurance obligations under a separate insurance agreement. Such cash collateral deposits totaled $3.7 million as of December 31, 1995, and are classified as other assets in the accompanying consolidated balance sheet.

9. LEASE COMMITMENTS

The Company and its subsidiaries lease land, buildings, and equipment under various noncancelable lease agreements. The lease agreements frequently include renewal options and require the Company to pay for utilities, taxes, insurance, and maintenance expense. Rent expense for 1995 was $2.5 million.

Future minimum payments, by year and in the aggregate, under capital leases and noncancelable operating leases with initial or remaining terms of one year or more at December 31, 1995, are as follows (in thousands):

                                          CAPITAL      OPERATING
                                          LEASES        LEASES
                                          -------      ---------
1996                                      $    69      $   2,242
1997                                            1          2,083
1998                                            -          1,573
1999                                            -          1,060
2000                                            -            561
Thereafter                                      -             -
                                          -------      ---------
Total minimum lease payments                   70      $   7,519
                                                       =========
Amounts representing interest                   4
                                          -------
Present value of net minimum lease
 payments                                 $    66
                                          =======

10. COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS

The Company is a defendant in an action entitled Computran v. Dynalectric, et.
                                                 -----------------------------
al., pending in Superior Court of New Jersey, Bergen County, arising out of
---
its participation in a joint venture. In the action, which was instituted in 1988, the plaintiff, Computran, a participant in and a subcontractor to the joint venture, alleges that the Company wrongfully terminated it from the subcontract, fraudulently diverted funds due to Computran, misappropriated its trade secrets and proprietary information, fraudulently induced it to enter into the joint venture, and conspired with other defendants to commit acts in violation of the New Jersey Racketeering Influence and Corrupt Organization Act. The Company believes that Computran's claims are without merit and intends to defend this matter vigorously. The Company has filed counterclaims against Computran. Discovery is ongoing; no trial date has been scheduled.

The Company is also involved in other legal proceedings and claims asserted by and against the Company, which have arisen in the ordinary course of business. The Company believes it has a number of valid defenses to these actions and intends to vigorously defend or assert these claims and does not believe that a significant liability will result. However, the Company cannot predict the outcome of these actions or the impact, if any, that the ultimate resolution of such matters will have upon the Company's financial position or results of operations.

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      EMCOR Group, Inc.



March 29, 1996                        By: /s/Frank T. MacInnis
                                          --------------------

                                          Frank T. MacInnis, Chairman of the
                                          Board, President and Chief Executive
                                            Officer